Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports First-quarter 2020 Financial Results

First-quarter Highlights

•	Sales of $1.93 billion

•	Net income attributable to Dana of $38 million; diluted EPS of $0.26

•	Adjusted EBITDA of $205 million, margin of 10.6 percent of sales

•	Diluted adjusted EPS of $0.47

MAUMEE, Ohio, April 30, 2020 – Dana Incorporated (NYSE: DAN) today announced financial results for the first quarter of 2020.

“The response to the global pandemic is presenting unprecedented challenges for Dana as well as our people, customers, suppliers, and communities,” said James Kamsickas, Dana chairman and CEO. “The rapid onset of containment measures and disruption to production schedules has challenged our organization like never before. However, I am very proud of how our people have responded and the decisive actions we have taken to protect our employees, communities, customers, and future. As we work toward bringing our operations back online, we will continue to take appropriate measures to ensure the safety of our people while also serving the needs of our customers.”

First-quarter 2020 Financial Results

Sales for the first quarter of 2020 totaled $1.93 billion, compared with $2.16 billion in the same period of 2019. The decrease is primarily attributable to weaker demand in the heavy- vehicle markets in January and February of this year and the rapid reduction in production across all mobility markets in March as a result of the global response to the COVID-19 pandemic. These declines were partially offset by the conversion of sales backlog and the benefit of recent acquisitions.

Dana reported net income of $38 million for the first quarter of 2020, compared with net income of $98 million in the same period of 2019. The difference was primarily due to lower market demand and a goodwill impairment charge of $51 million arising from the negative effect of the COVID-19 pandemic. It was partially offset by discrete income tax benefits of $32 million, primarily resulting from recording additional U.S. deferred tax assets related to foreign tax credits.

Reported diluted earnings per share were $0.26, compared with diluted earnings per share of $0.68 in the first quarter of 2019.

Adjusted EBITDA for the first quarter of 2020 was $205 million, compared with $257 million for the same period last year. Profit decline in the first quarter of 2020 compared with the same period in 2019 was driven by lower end-market demand for heavy vehicles early in the quarter and the reduced production environment in March. Partially offsetting the market

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impacts were the profitable conversion of new business backlog and inorganic growth. Effective cost management actions in the first quarter were successful in mitigating the margin impact of the rapid sales decline.

Diluted adjusted earnings per share were $0.47 in the first quarter of 2020, compared with $0.78 in the same period last year. The lower year-over-year comparison was primarily due to lower earnings and higher depreciation expense.

Operating cash flow in the first quarter of 2020 was a use of $51 million, compared with a use of $16 million in the same period of 2019.

Adjusted free cash flow was a use of $114 million in both the first quarters of 2020 and 2019. Lower profit in this year’s first quarter was offset by lower one-time costs and lower capital expenditures, compared with the same period last year.

Due to this unprecedented disruption in mobility markets as a result of the COVID-19 pandemic, and associated economic uncertainty, the company believes it is prudent to refrain from issuing full-year financial guidance until end-market demand stabilizes.

The company has reported it has total liquidity of more than $1.8 billion, including available cash and marketable securities of $646 million as of March 31, 2020. It also has $679 million available on its committed revolving credit facility and $500 million available under its recently announced bridge facility.

“The strength of our balance sheet and capital structure has given us the flexibility to manage through this period of significantly lower production volumes,” said Jonathan Collins, Dana executive vice president and chief financial officer. “We are confident that we have ample liquidity and further cost-management actions available as we navigate these uncertain times.”

Dana to Host Conference Call at 10 a.m. Thursday, April 30

Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 7277164 ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available beginning at 9:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on April 30 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 7277164. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other

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postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

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Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions that are engineered to improve the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. Enabling the propulsion of conventional, hybrid, and electric-powered vehicles, Dana equips its customers with critical drive and motion systems; electrodynamic technologies; and thermal, sealing, and digital solutions.

Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to their customers, which include nearly every vehicle manufacturer in the world. Based in Maumee, Ohio, USA, and with locations in 34 countries across six continents, the company reported sales of $8.6 billion in 2019. Having established a high-performance culture that focuses on its people, the company has earned recognition around the world as a top employer. Learn more at dana.com.

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Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

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DANA INCORPORATED

Quarterly Financial Information and Reconciliations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for earnings before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported in accordance with GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding discretionary pension contributions less purchases of property, plant and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported in accordance with GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, free cash flow and adjusted free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income (loss) and diluted EPS. Providing net income (loss) and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income (loss) and diluted EPS, including restructuring actions, asset impairments and certain income tax adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended
(In millions, except per share amounts)	March 31,
	2020	2019
Net sales	$1,926	$2,163
Costs and expenses
Cost of sales	1,720	1,863
Selling, general and administrative expenses	106	136
Amortization of intangibles	3	2
Restructuring charges, net	3	9
Impairment of goodwill	(51)
Other income (expense), net	4	(13)

Earnings before interest and income taxes	47	140
Interest income	2	2
Interest expense	29	27

Earnings before income taxes	20	115
Income tax expense (benefit)	(16)	20
Equity in earnings of affiliates	2	6

Net income	38	101
Less: Noncontrolling interests net income	2	4
Less: Redeemable noncontrolling interests net loss	(2)	(1)

Net income attributable to the parent company	$38	$98

Net income per share available to common stockholders
Basic	$0.26	$0.68
Diluted	$0.26	$0.68
Weighted-average shares outstanding—Basic	144.2	143.9
Weighted-average shares outstanding—Diluted	144.8	144.8

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended
(In millions)	March 31,
	2020	2019
Net income	$38	$101
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(154)	27
Hedging gains and losses	29	5
Defined benefit plans	3	5

Other comprehensive income (loss)	(122)	37

Total comprehensive income (loss)	(84)	138
Less: Comprehensive (income) loss attributable to noncontrolling interests	17	(2)
Less: Comprehensive income attributable to redeemable noncontrolling interests	(6)	(4)

Comprehensive income (loss) attributable to the parent company	$(73)	$132

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of March 31, 2020 and December 31, 2019

(In millions, except share and per share amounts)	March 31,	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$628	$508
Marketable securities	23	19
Accounts receivable
Trade, less allowance for doubtful accounts of $7 in 2020 and $9 in 2019	1,109	1,103
Other	192	202
Inventories	1,213	1,193
Other current assets	142	137

Total current assets	3,307	3,162
Goodwill	441	493
Intangibles	230	240
Deferred tax assets	603	580
Other noncurrent assets	133	120
Investments in affiliates	178	182
Operating lease assets	171	178
Property, plant and equipment, net	2,172	2,265

Total assets	$7,235	$7,220

Liabilities and equity
Current liabilities
Short-term debt	$312	$14
Current portion of long-term debt	28	20
Accounts payable	1,181	1,255
Accrued payroll and employee benefits	166	206
Taxes on income	44	46
Current portion of operating lease liabilities	42	42
Other accrued liabilities	294	262

Total current liabilities	2,067	1,845
Long-term debt, less debt issuance costs of $26 in 2020 and $28 in 2019	2,335	2,336
Noncurrent operating lease liabilities	134	140
Pension and postretirement obligations	440	459
Other noncurrent liabilities	224	305

Total liabilities	5,200	5,085

Commitments and contingencies
Redeemable noncontrolling interests	175	167
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value,
144,480,975 and 143,942,539 shares outstanding	2	2
Additional paid-in capital	2,391	2,386
Retained earnings	644	622
Treasury stock, at cost (10,432,777 and 10,111,191 shares)	(156)	(150)
Accumulated other comprehensive loss	(1,098)	(987)

Total parent company stockholders’ equity	1,783	1,873
Noncontrolling interests	77	95

Total equity	1,860	1,968

Total liabilities and equity	$7,235	$7,220

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended
(In millions)	March 31,
	2020	2019
Operating activities
Net income	$38	$101
Depreciation	85	74
Amortization	4	3
Amortization of deferred financing charges	2	1
Earnings of affiliates, net of dividends received	(2)	(5)
Stock compensation expense	4	5
Deferred income taxes	(35)	(14)
Pension expense, net	1	4
Impairment of goodwill	51
Change in working capital	(183)	(175)
Other, net	(16)	(10)

Net cash used in operating activities	(51)	(16)

Investing activities
Purchases of property, plant and equipment	(63)	(98)
Acquisition of businesses, net of cash acquired	(8)	(606)
Purchases of marketable securities	(12)	(5)
Proceeds from sales and maturities of marketable securities	6	6
Settlements of undesignated derivatives	(3)	(20)
Other, net	(5)	(1)

Net cash used in investing activities	(85)	(724)

Financing activities
Net change in short-term debt	298	(2)
Proceeds from long-term debt	4	675
Repayment of long-term debt	(1)	(9)
Deferred financing payments		(12)
Dividends paid to common stockholders	(15)	(14)
Distributions to noncontrolling interests	(1)	(1)
Contributions from noncontrolling interests	2	1
Repurchases of common stock		(25)
Other, net	(4)	(3)

Net cash provided by financing activities	283	610

Net increase (decrease) in cash, cash equivalents and restricted cash	147	(130)
Cash, cash equivalents and restricted cash - beginning of period	518	520
Effect of exchange rate changes on cash balances	(29)	5

Cash, cash equivalents and restricted cash - end of period	$636	$395

DANA INCORPORATED

Reconciliation of Net Cash Provided by Operating Activities to

Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

	Three Months Ended
(In millions)	March 31,
	2020	2019
Net cash used in operating activities	$(51)	$(16)
Purchases of property, plant and equipment	(63)	(98)

Free cash flow	(114)	(114)
Discretionary pension contributions	—	—

Adjusted free cash flow	$(114)	$(114)

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended
(In millions)	March 31,
	2020	2019
Sales
Light Vehicle	$808	$906
Commercial Vehicle	333	431
Off-Highway	532	552
Power Technologies	253	274

Total Sales	$1,926	$2,163

Segment EBITDA
Light Vehicle	$83	$102
Commercial Vehicle	21	41
Off-Highway	72	82
Power Technologies	30	34

Total Segment EBITDA	206	259
Corporate expense and other items, net	(1)	(2)

Adjusted EBITDA	$205	$257

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

	Three Months Ended
(In millions)	March 31,
	2020	2019
Segment EBITDA	$206	$259
Corporate expense and other items, net	(1)	(2)

Adjusted EBITDA	205	257
Depreciation	(85)	(74)
Amortization	(4)	(3)
Non-service cost components of pension and OPEB costs	(2)	(6)
Restructuring charges, net	(3)	(9)
Stock compensation expense	(4)	(5)
Strategic transaction expenses, net of transaction fee breakup income	(6)	(13)
Impairment of goodwill	(51)
Acquisition related inventory adjustments		(4)
Non-income tax legal judgment		6
Other items	(3)	(9)

Earnings before interest and income taxes	47	140
Interest income	2	2
Interest expense	29	27

Earnings before income taxes	20	115
Income tax expense (benefit)	(16)	20
Equity in earnings of affiliates	2	6

Net income	$38	$101

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended March 31, 2020 and 2019

(In millions, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Net income attributable to parent company	$38	$98
Items impacting income before income taxes:
Restructuring charges	3	9
Amortization	4	4
Strategic transaction expenses, net of transaction breakup fee income	6	13
Acquisition related inventory adjustments		4
Non-income tax legal judgment		(6)
Impairment of goodwill	51
Loss on deal contingent forward		13
Other items		(1)
Items impacting income taxes:
Net income tax expense on items above	(3)	(5)
Tax benefit attributable to utilization of federal tax credits, state tax law changes and valuation allowance adjustments	(31)	(16)

Adjusted net income	$68	$113

Diluted shares - as reported	144.8	144.8

Adjusted diluted shares	144.8	144.8

Diluted adjusted EPS	$0.47	$0.78